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                                 Exhibit 16.1
                                 ------------


                                August 17, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  Cyberfast Systems, Inc.
          File Ref. No. 0-27263

Ladies and Gentlemen:

     I was previously the principal accountant for Cyberfast Systems, Inc. My appointment as principal accountant was terminated. I have read Cyberfast Systems, Inc.'s statements included under Item 4 of its Form 8-K/A No. 1 dated September 30, 1999 and I agree with the information contained in paragraph (a) therein. I have no basis to agree or disagree with other statements of the Registrant contained therein.


                                         Sincerely,

                                         /s/ Robert Jarkow

                                         ROBERT JARKOW
                                         CERTIFIED PUBLIC ACCOUNTANT